Exhibit 10.14
Schedule of Omitted Documents
of EZTrader, Inc.

Each of the following shareholders, listed in the table below, has entered into Securities Purchase Agreement between such shareholder and the Company, dated December 10, 2013. These agreements have not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; these documents are substantially identical in all material respects to Exhibit 10.10 to this Registration Statement on Form 10, except as noted below:

Investor	Amount Invested	Price per Share	# Shares	Options	Strike Price

Augusto Bruschettini	$137,482	$0.19078	720,630	72,063	$0.19
Nadora SA	$95,390	$0.19078	500,000	50,000	$0.19
Avona	$133,546	$0.19078	700,000	70,000	$0.19
	$366,418		1,920,630	192,063